Exhibit 10.38

LEASE AGREEMENT

This LEASE AGREEMENT is entered into between ROWE MANAGEMENT, INC. (“Landlord”) and RESACA EXPLOITATION, INC. (“Tenant”). For good consideration, the parties agree as follows:

1.        Landlord hereby leases and lets to Tenant the Premises, described as follows: 2600 WEST 1-20, Odessa, Texas.

2.        This lease shall be for a term of ONE YEAR commencing on JANUARY 1, 2009 and terminating DECEMBER 31, 2009. Tenant shall have the right to renew the Lease for one (1) month periods beginning on January 1, 2010, provided that Tenant provides at least thirty (30) days’ written notice of intent to renew.

3.        Tenant shall pay Landlord monthly rental payments of $3,850.00 each payable monthly on the first day of each month in advance. Tenant’s security deposit of $500.00 will be held in escrow, to be returned upon termination of this Lease and the payment of all rents due and performance of all other obligations. Tenant shall pay a $100.00 late fee if monthly payment is not received in office by the 10th of each month.

4.        Tenant shall, at its own expense, provide the following utilities or services: Electrical, dumpster fee and contents insurance. Landlord shall, at its own expense provide the following utilities and services: water and insurance on the building.

5.        Tenant further agrees that:

a)      Upon the expiration of the Lease, it shall return possession of the Premises in their present condition, reasonable wear and tear excepted. Fire casualty damaged is not considered reasonable wear and tear. Tenant shall not commit waste to the leased premises.

b)      Tenant shall not assign or sublet the Premises or allow any other person to occupy the Premises without Landlord’s prior written consent.

c)      Tenant shall not make any material or structural alterations to the Premises without Landlord’s written consent.

d)      Tenant shall comply with all building, zoning and health codes and other applicable laws for the use of said the Premises.

e)      Tenant shall not conduct on the Premises any activity deemed extra hazardous, or a nuisance, or requiring an increase in fire insurance premiums.

f)       In the event of any breach of the payment of rent or any other breach of this Lease, Landlord shall have full rights to terminate this Lease in accordance with state law and re-enter and re-claim possession of the

Premises, in addition to such other remedies available to Landlord arising from said breach.

6.        This lease shall be binding upon and inure to the benefit of the parties, their successors, assigns and personal representatives.

7.        This lease shall be subordinate to all present or future mortgages against the property.

8.        Additional Lease terms: Repairs to the property or building that result from repeated use of the facility (ex: clogged toilets, broken doors) or from tenant’s misuse of the property or building shall be at the tenant’s expense. Repairs that are structural in nature (ex: roof, foundation, major plumbing) shall be at Landlord’s expense. Improvements demanded by Landlord shall be at Landlord’s expense. Any repairs to the building’s heating, ventilation and air conditioning system (“HVAC”) shall be at the tenant’s expense, up to a maximum of $250 per year. HVAC repair costs in excess of $250 per year shall be at the expense of the Landlord. Any repairs or changes need to go through Rowe Management Corp. offices first.

9.        Tenant shall provide at least thirty (30) days’ written notice prior to vacating the Premises.

10.      Rowe Management Corp. must have a set of keys to the offices at all times.

Signed this 15th day of DECEMBER, 2008

By:

/s/ RANDY ZIEBARTH	Illegible
RANDY ZIEBARTH	LEASING AGENT
VICE PRESIDENT OF OPERATIONS

All correspondence with Tenant shall be directed to:

LEAH WHITE

OFFICE MANAGER

RESACA EXPLOITATION, INC.

2600 WEST 1-20

ODESSA, TEXAS 79763-5100

(432)580-8500

with a copy to:

RANDY ZIEBARTH

VICE PRESIDENT OF OPERATIONS

TORCH ENERGY ADVISORS INCORPORATED

1331 LAMAR STREET; SUITE 1450

HOUSTON, TEXAS 77010

713-650-1246

MAIL PAYMENTS TO:

ROWE MANAGEMENT CORP.

4612 SCR 1311

ODESSA, TEXAS 79765